                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and among VERNON C. KENDRICK, an individual residing in the State of Florida (the "President"); ENTER TECH CORPORATION, a publicly held Nevada corporation (the "Company"); and, WAVEPOWER, INC. a Florida corporation (the "Consolidated Subsidiary", the Consolidated Subsidiary, the President and the Company being collectively referred to as the "Parties" and generically as a "Party").

                                    PREAMBLE:

         WHEREAS, the Company, as the Consolidated Subsidiary's 80% stockholder, and the Consolidated Subsidiary's Board of Directors are of the opinion that in conjunction with effectuation of the Consolidated Subsidiary's future plans, the Consolidated Subsidiary must obtain the services of a qualified chief operating officer; and

         WHEREAS, the President has a broad administrative and financial background, and has, prior to the acquisition of the Consolidated Subsidiary by the Company, served as the president of the Consolidated Subsidiary and is thoroughly knowledgeable with all aspects of its operations; and

         WHEREAS, the President is agreeable to serving as the President and chief operating officer, on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


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                                   WITNESSETH:

                                   ARTICLE ONE
                       TERM, RENEWALS, EARLIER TERMINATION

1.1      TERM.

         This Agreement shall be for an initial term of three years, commencing on the 30th day of April, 2000. Notwithstanding the foregoing but subject to continuation of the President's rights to compensation under Article Three hereof, this Agreement is subject to termination by the Chairman of the Company's Board of Directors (the "Chairman") at any time at least 66.6% of the Board of Directors of the Company carry a vote of no confidence in the President.

1.2      RENEWALS.

         This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before 90 days prior to termination of the then current term.

1.3      EARLIER TERMINATION.

         The Consolidated Subsidiary shall have the right to terminate this Agreement prior to the expiration of its Term, or of any renewals thereof, subject to the provisions of Section 1.4:

(a) For Cause: The Consolidated Subsidiary may terminate the President's employment under this Agreement at any time for cause. Such termination shall be evidenced by written notice thereof to the President, which notice shall specify the cause for termination. For purposes hereof, the term "cause" shall mean the inability, refusal or failure of the President to perform his duties under this Agreement for a period in excess of 90 days, the refusal of the President to follow the directions of the Company's Chairman; dishonesty, theft, or conviction of a crime.

(b) Discontinuance of Business: In the event that the Consolidated Subsidiary discontinues operating its business, this Agreement shall terminate as of the last day of the month on which the Consolidated Subsidiary ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof.

(c) Death: This Agreement shall terminate immediately on the death of the President.

1.4      FINAL SETTLEMENT.

         Upon termination of this Agreement and payment to the President of all amounts due him hereunder, the President or his representative shall execute and deliver to the Consolidated Subsidiary on a form prepared by the Consolidated Subsidiary a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to the Consolidated Subsidiary all records, manuals and written procedures, as may be desired by the Consolidated Subsidiary for the continued conduct of its business.


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                                   ARTICLE TWO

                               SCOPE OF EMPLOYMENT

2.1      RETENTION

             The Consolidated Subsidiary hereby hires the President and the President hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2     GENERAL DESCRIPTION OF DUTIES.

         The President shall perform the duties generally associated with the position of chief executive officer of the Consolidated Subsidiary and such other duties as are, from time to time, delegated to him by the Company's Chairman. In amplification of the foregoing, the President shall be responsible for the following matters:

(a) Assisting the Company's vice president with compliance by the Company with its reporting and disclosure obligations pertaining to the Consolidated Subsidiary and its officers and directors to the Securities and Exchange Commission and to state and provincial securities regulatory authorities;

(b) Compliance by the Consolidated Subsidiary and its subsidiaries with all of their tax reporting obligations;

(c) Compliance by the Consolidated Subsidiary and its subsidiaries with all of their obligations under the laws of the provinces, states and countries in which they are incorporated or doing business;

(d) Analysis of financial data concerning the Consolidated Subsidiary's performance, as well as financial data concerning potential Consolidated Subsidiary acquisitions;

(e) Preparation and implementation of strategic plans for the Consolidated Subsidiary, subject to parameters established by the Company's chief executive officer; and

(f) Supervision of the Consolidated Subsidiary's operations and personnel and integration of the Consolidated Subsidiary's legal, accounting and administrative affairs with those of the Company in a manner reducing duplication related costs and expenses.



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2.3      STATUS.

         Throughout the term of this Agreement, the President shall serve as the Consolidated Subsidiary's president and chief executive officer. In the event that he is not elected to such position, then, at the option of the President, this Agreement will be deemed terminated, effective as of the earliest time that it can be reasonably determined that such election will not take place.

2.4      EXCLUSIVITY.

         The President shall, unless specifically otherwise authorized by the Company's Chairman, on a case by case basis, devote his business time exclusively to the affairs of the Consolidated Subsidiary.

                                  ARTICLE THREE
                                  COMPENSATION

3.1      COMPENSATION.

         As consideration for the President's future services to the Consolidated Subsidiary and for his entry into this Agreement, the Consolidated Subsidiary hereby grants the President the following compensation:

         (a) Options to purchase 3,000,000 shares of the Company's Series A preferred stock at an exercise price of par value per share, each share of which shall carry five votes per share and which shall be convertible to one share of common stock per share of preferred stock, subject to standard anti-dilutive provisions, and exercisable as follows:

         (1) 1,000,000 shares may be exercised during the 12th through 13th months following the date of this Agreement;

         (2) 1,000,000 shares may be exercised during the 24th through 25th months following the date of this Agreement; and

         (3) 1,000,000 shares may be exercised during the 35th through 36th months following the date of this Agreement.

         The above described options shall vest only in proportion to the relative success achieved by the Executive in meeting the objectives of the Business Plan he has proposed to and which has been approved by the Company, as follows: If the Executive achieves 100% or more of the profit projections contained in the Business Plan, the options otherwise vesting during such period of time fully vest. However if the Executive achieves less than


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         100% of the profit projections in the Business Plan but greater than
         75% thereof in any particular time period, then 50% of the options which would otherwise be exercisable during such period may be exercised and the balance thereof would lapse. If the Executive achieves greater than or equal to 50% of said profit projections but less than 75% then only 25% of said options shall vest and the balance would lapse. If the Executive achieves less than 50% of said profit projections then none of the options for that profit period shall vest. Notwithstanding the foregoing, the Executive shall be entitled to 100% of the above options regardless of any success ratio in the event the Company fails to timely and adequately provide capital funding to the Subsidiary.

(b) An annual bonus payable in shares of the Company's common stock, determined by dividing 3 % of the Consolidated Subsidiary's pre-tax profits for the subject calendar year by the average bid price for the Company's common stock at during the last five trading days prior to the end of the last day of each year and the initial five days of the new year, provided, however, that this Agreement shall have been in effect for at least one half of the subject year.

(c) An annual cash bonus equal to 3% of the Consolidated Subsidiary's pre-tax profits for the subject calendar year, provided, however, that this Agreement shall have been in effect for at least one half of the subject year.

(d) A salary of $104,000 per year, payable in arrears in accordance with the Company's payroll procedures, but subject to review on an annual basis, with the expectation of the Parties that it will be increased as increased profits and cash flow from operations permit but never decreased below $104,000 per year. Notwithstanding the foregoing, such salary shall be $5,000 per month prior to June 1, 2000.

3.2     EXEMPTION FROM REGISTRATION

(a) The President hereby represents, warrants, covenants and acknowledges that:

         (1) The stock being issued as compensation under Section 3. 1 (a) of this Agreement (the "Stock") will be issued without registration under the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act") or the securities regulatory laws and regulations of the State of Nevada (the "Nevada Securities Act") pursuant to exemptions provided pursuant to Section 4(2) of the Act and comparable provisions of the Nevada Securities Act;

         (2) The President shall be responsible, at the Consolidated Subsidiary's expense, for preparing and filing any reports concerning this transaction with the Florida Securities Commission, and payment of any required filing fee;


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         (3)      All of the Stock will bear legends restricting its transfer, sale, conveyance or hypothecation unless such Stock is either registered under the provisions of Section 5 of the Act and under the Nevada Securities Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to the Company is provided by the President to the effect that such registration is not required as a result of applicable exemptions therefrom;

         (4) The Company's transfer agent shall be instructed not to transfer any of the Stock unless the Company advises it that such transfer is in compliance with all applicable laws;

         (5) The President is acquiring the Stock for his own account, for investment purposes only, and not with a view to further sale or distribution; and

         (6) The President or his advisors have examined the Company's latest reports to the Securities and Exchange Commission on Forms 10-KSB, IO-QSB and 8-K (collectively and generically hereinafter referred to as "34 Act Reports"), have been provided with access to all of the Company's books and records and have questioned the Company's officers and directors as to such matters involving the Company as the President deemed appropriate.

(b) Notwithstanding the provisions of Section 3.2(a), the shares reserved for exercise of the options described in Section 3.1(b) shall, to the extent legally allowable based on the Company's ability to meet applicable legal requirements, be listed with any stock exchange or securities market on which the Company's common stock is admitted to trading.

3.3      BENEFITS

         The President shall be entitled to a benefit package equal to the most favorable benefit package provided by the Company or its subsidiaries to any of its employees, officers, directors, consultants or agents, other than the Company's Chairman.

3.4      INDEMNIFICATION

         The Consolidated Subsidiary will defend, indemnify and hold the President harmless from liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions in good faith on behalf of the Consolidated Subsidiary, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made by the Consolidated Subsidiary in a manner making it unnecessary for the President to incur any out of pocket expenses; provided, however, that the President permits the Consolidated


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Subsidiary to select and super-vise all personnel involved in such defense and that the President waive any conflicts of interest that such personnel may have as a result of also representing the Consolidated Subsidiary or other Consolidated Subsidiary personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  ARTICLE FOUR
                                SPECIAL COVENANTS

4.1      CONFIDENTIALITY.

         The President acknowledges that, in and as a result of his employment hereunder, he will be developing for the Consolidated Subsidiary, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as the Consolidated Subsidiary's trade secrets, systems, procedures, manuals, confidential reports and lists of clients and lenders; consequently, as material inducement to the entry into this Agreement by the Consolidated Subsidiary, the President hereby covenants and agrees that he shall not, at anytime during or following the terms of his employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment by the Consolidated Subsidiary, or the Consolidated Subsidiary's affiliates. In the event of a breach or threatened breach by the President of any of the provisions of this Section 4. 1, the Consolidated Subsidiary, in addition to and not in limitation of any other rights, remedies or damages available to the Consolidated Subsidiary, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the President, or by the President's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

4.2      SPECIAL REMEDIES.

         In view of the irreparable harm and damage which would undoubtedly occur to the Consolidated Subsidiary as a result of a breach by the President of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect the Consolidated Subsidiary's interests, the President hereby covenants and agrees that the Consolidated Subsidiary shall have the following additional rights and remedies in the event of a breach hereof:

(a) The President hereby consents to the issuance of a permanent injunction enjoining him from any violations of the covenants set forth in Section
         4.1 hereof; and


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(b)      Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which the Consolidated Subsidiary may sustain prior to the effective enforcement of such injunction, the President hereby covenants and agrees to pay over to the Consolidated Subsidiary, in the event he violates the covenants and agreements contained in
         Section 4.2 hereof, the greater of:

         (i) Any payment or compensation of any kind received by him because of such violation before the issuance of such injunction, or

         (ii) The sum of One Hundred Thousand ($100,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by the Consolidated Subsidiary as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to the Consolidated Subsidiary for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect the Consolidated Subsidiary from the injury caused by such breaches would be injunctive relief.

4.3      CUMULATIVE REMEDIES.

         The President hereby irrevocably agrees that the remedies described in
Section 4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which the Consolidated Subsidiary is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4      ACKNOWLEDGMENT OF REASONABLENESS.

         The President hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Consolidated Subsidiary, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the President hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the President hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, the President hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.


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4.5      UNAUTHORIZED ACTS.

         The President hereby covenants and agrees that he will not do any act or incur any obligation on behalf of the Consolidated Subsidiary of any kind whatsoever, except as authorized by the Company.

4.6      NON-COMPETITION

         The Executive agrees that he shall not compete directly or indirectly with the Company for a period of three years following termination of his employment. For this purpose competition shall include developing or exploiting any technology which competes directly or indirectly with technology developed by or under active development by the Subsidiary during the Executive's tenure at the Subsidiary.

4.7      TECHNOLOGY OWNERSHIP

         The Executive hereby transfers, sets over and assigns unto the Subsidiary the technology and intellectual property previously developed by him and more fully described in the Reorganization Agreement between the Subsidiary, Vernon C. Kendrick and the Corporation. The Executive further agrees that all technology and intellectual property developed or acquired by him during the term of his employment with the Subsidiary shall be owned by the Subsidiary without further consideration, and he will execute and deliver such instruments and documents without further consideration as may be necessary to convey title to such technology to the Corporation.

4.8      QUALIFICATION.

           The provisions of this Article Four shall not apply in the event that the reorganization agreement pursuant to which the Corporation acquired the Consolidated Subsidiary is rescinded, except as to confidential information pertaining to the Corporation and its other subsidiaries.



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                                  ARTICLE.FIVE
                                  MISCELLANEOUS

5.1      NOTICES.

         All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  TO THE PRESIDENT:
                           Vernon C  .Kendrick
                           75 N. E. 6th Avenue
                           Delray Beach, Fl. 33483

                  TO THE CONSOLIDATED SUBSIDIARY:
                           Vernon C. Kendrick, President
                           WAVEPOWER, INC.
                           75 N. E. 6th Avenue
                           Delray Beach, Fl. 33483
                           Copy to:
                           Sam Lindsey, President
                           ENTER TECH CORPORATION
                           430 E. 6th Street
                           Loveland, CO. 80537

                  TO THE COMPANY
                           Sam Lindsey, President
                           ENTER TECH CORPORATION
                           430 E. 6th Street
                           Loveland, CO. 80537

or to such other address or to such other person as any party shall designate to the other for such purpose in the manner hereinafter set forth. The Parties acknowledge that Jay C. Salyer, Jr., Esq., who serves as legal counsel to Vernon
C. Kendrick, has acted as scribner for the Parties in this transaction and that because of the inherent conflict of interests involved, it has advised the Company to retain independent counsel to review this Agreement on its behalf.


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5.2      AMENDMENT.

         NO modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

5.3      MERGER.

         This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4      SURVIVAL.

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5        SEVERABILITY.

         If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6      GOVERNING LAW AND VENUE.

         This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in a forum selected by the Company within the State of Florida

5.7      LITIGATION.

         In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.


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5.8      BENEFIT OF AGREEMENT.

         This Agreement may not be assigned by either Party without the prior written consent of the other. Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9      CAPTIONS.

         The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.1 0     NUMBER AND GENDER.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     FURTHER ASSURANCES.

         The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     STATUS.

         Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee.

5.13     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.


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5.14      LICENSE.

         This Agreement is the property of Jay C. Salyer, Jr., Esq. The use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Jay C. Salyer, Jr., Esq.'s prior written permission is prohibited.

                      *                *                *

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        IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the ________ day of April, 2000.

Signed, Sealed & Delivered
         In Our Presence



                                                ENTER TECH CORPORATION

--------------------------------


--------------------------------
                                                By: /S/ SAM LINDSEY
                                                   -------------------------
                                                   Sam Lindsey, President

(CORPORATE SEAL)                                Attest:
                                                       ---------------------
                                                            Secretary



                                                WAVEPOWER, INC.

--------------------------------


--------------------------------
                                                By: /S/ VERNON C. KENDRICK
                                                   -------------------------
                                                   Vernon C. Kendrick, President

(CORPORATE SEAL)                                Attest:
                                                       ---------------------
                                                            Secretary


                                                PRESIDENT

--------------------------------


________________________________                /S/ VERNON C. KENDRICK
                                                ----------------------------
                                                Vernon C. Kendrick




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